Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-248882) pertaining to the 2009 Stock Plan and 2019 Stock Plan of Unity Software Inc. of our report dated March 5, 2021, with respect to the consolidated financial statements of Unity Software Inc. included in this Annual Report (Form 10-K) of Unity Software Inc. for the year ended December 31, 2020.
/s/ Ernst & Young LLP
San Jose, California
March 5, 2021